                                                                      EXHIBIT 12


                    STATEMENT REGARDING COMPUTATION OF RATIOS

                                                                      AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------------------
(Dollars in Thousands)                                1997             1996             1995             1994             1993
                                                  ------------     ------------     ------------     ------------     ------------
Net earnings                                      $     13,790     $     11,338     $      7,197     $      8,998     $      8,608
                                                  ============     ============     ============     ============     ============
Average assets                                    $  2,264,642     $  2,147,005     $  2,003,137     $  1,647,062     $  1,308,158
                                                  ============     ============     ============     ============     ============
Average equity                                    $    121,027     $    107,570     $     96,520     $     88,102     $     77,357
                                                  ============     ============     ============     ============     ============
  RETURN ON AVERAGE ASSETS                                0.61%            0.53%            0.36%            0.55%            0.66%
  RETURN ON AVERAGE EQUITY                               11.39%           10.54%            7.46%           10.21%           11.13%
Average equity                                    $    121,027     $    107,570     $     96,520     $     88,102     $     77,357
less: Average intangibles                                 (204)            (237)             (35)          (3,467)          (3,744)
                                                  ------------     ------------     ------------     ------------     ------------
Average tangible equity                           $    120,832     $    107,333     $     96,485     $     84,626     $     73,613
                                                  ============     ============     ============     ============     ============
Average assets                                    $  2,264,642     $  2,147,005     $  2,003,137     $  1,647,062     $  1,308,158
                                                  ============     ============     ============     ============     ============
AVERAGE TANGIBLE EQUITY TO
AVERAGE ASSETS                                            5.34%            5.00%            4.82%            5.14%            5.63%

Average interest earning assets                   $  2,196,531     $  2,080,634     $  1,927,570     $  1,582,928     $  1,236,440
                                                  ============     ============     ============     ============     ============
Average interest bearing liabilities              $  2,121,527     $  2,013,602     $  1,891,902     $  1,555,139     $  1,224,120
                                                  ============     ============     ============     ============     ============
AVERAGE INTEREST EARNING
ASSETS TO AVERAGE INTEREST
BEARING LIABILITIES                                     103.54%          103.33%          101.89%          101.79%          101.01%

Net interest income after provisions
for loan losses                                   $     45,231     $     43,109     $     35,585     $     36,696     $     35,268
                                                  ============     ============     ============     ============     ============
Operating expenses                                $     33,040     $     44,067     $     33,151     $     32,069     $     25,527
                                                  ============     ============     ============     ============     ============
NET INTEREST INCOME
AFTER PROVISIONS FOR
LOSSES, TO OTHER EXPENSE                                136.90%           97.83%          107.34%          114.43%          138.16%

Operating expenses                                $     33,040     $     44,067     $     33,151     $     32,069     $     25,527
                                                  ============     ============     ============     ============     ============
Average assets                                    $  2,264,642     $  2,147,005     $  2,003,137     $  1,647,062     $  1,308,158
                                                  ============     ============     ============     ============     ============
OTHER EXPENSE TO
AVERAGE ASSETS                                            1.46%            2.05%            1.65%            1.95%            1.95%
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